UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

SIBERIAN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-118902	52-2207080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

275 Madison Ave, 6th Floor, New York, NY
(Address of principal executive offices) (Zip Code)

(212) 828-3011
Registrant's telephone number

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 25, 2007, Siberian Energy Group Inc.’s (“our,” “we,” “us,” and the “Company’s”) Board of Directors took action to ratify the Company’s entry into a Consulting Agreement with Business Standard, a Russian company (the “Consulting Agreement”), which Consulting Agreement provides for Business Standard to provide us certain consulting services in connection with investigating financing opportunities, assisting in the Company's day to day business management, assisting in negotiations with potential investment partners, as well as assisting in the application for oil and gas exploratin and production licenses by our wholly owned subsidiary Kondaneftegaz LLC ("Kondaneftegaz") or current and potential investee companies in the Western Siberia region of Russia. We agreed to pay Business Standard $15,000 per month pursuant to the Consulting Agreement and also agreed to issue Business Standard 200,000 shares of our restricted common stock as a signing bonus in connection with its entry into the Consulting Agreement and 200,000 restricted shares of common stock in connection with the acquisition of Kondaneftegaz. The Consulting Agreement ends on December 31, 2007, but is automatically extended for additional one (1) year terms unless either party communicates its desire to terminate the agreement to the other party fifteen (15) days prior to the end of the then current term.

Also on January 25, 2007, we approved an annual salary of $180,000 (plus a performance based bonus to be determined by the Board of Directors at the end of the 2007 fiscal year) for our Chief Executive Officer and Director, David Zaikin for the 2007 fiscal year. On January 31, 2007, Mr. Zaikin notified us that effective February 1, 2007, he was withdrawing his previous request to not accrue any salary until we had sufficient funds to pay such salary, and instead requested that we pay him his 2007 salary if funds were available for such payments and/or that we accrue such salary until we have sufficient funds to repay him any accrued amounts.

Item 3.02 Unregistered Sales Of Equity Securities.

On January 25, 2007, our Board of Directors approved the issuance of an aggregate of 465,000 shares of our restricted common stock to our current officers and Directors in consideration for services rendered to the Company during the year ended December 31, 2006, as follows:

o	350,000 shares of our restricted common stock to David Zaikin, our Chief Executive Officer and Director;
o	50,000 shares of our restricted common stock to Elena Pochapski, our Chief Financial Officer and Director;
o	20,000 shares of our restricted common stock to Timmothy Peara, our Director;
o	25,000 shares of our restricted common stock to Oleg Zhuravlev, our Director;
o	10,000 shares of our restricted common stock to Valdimir Eret, our Director; and
o	10,000 shares of our restricted common stock to Sergei Potapov, our Director.

On January 25, 2007, in connection with our ratification of the Business Standard Consulting Agreement, we approved the issuance of an aggregate of 400,000 shares of our restricted common stock to Business Standard in consideration for Business Standard’s entry into the Consulting Agreement and in consideration for Business Standard’s services rendered to us in connection with our acquisition of Kondaneftegaz.

Also on January 25, 2007, we approved the issuance of 20,000 shares of our restricted common stock to Lyudmila Shirko, in consideration for services rendered to us in connection with our operations during the year ended December 31, 2006.

On January 31, 2007, we issued 20,000 share of our restricted common stock to Investor Relations Group Inc., in consideration for investor relations services rendered.

On February 15, 2007, the Board of Directors agreed to issue 4,000 restricted shres of the Company's common stock to Ann L. Stephenson Group, in consideration of investor relations services rendered to the Company in January 2006, and 3,000 restricted shares of common stock to Friedland Capital, in conneciton with the Company's participation at Friedland's New York investment conference in March 2006, which shares have not been issued to date.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 since the foregoing issuances and/or pending issuances of shares did not (and will not) invlove a public offering, the recipients took and/or will take the shares for investment and we took steps to restrict the transfer of the shares.  No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

Item 9.01 Financial Statements And Exhibits.

Exhibit Number	Description

10.1*	Consulting Agreement with Business Standard

* Filed herewith

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   SIBERIAN ENERGY GROUP, INC.

                                                       By: /s/ David Zaikin
                                                       -------------------------
                                                       David Zaikin,
                                                       Chief Executive Officer

Dated: February 20, 2007